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                                                                     Exhibit 8.1

[  ], 2007

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Qiao Xing Mobile Communication Co., Ltd.          DIRECT LINE:   2842 9566
10(th) Floor, CEC Building                        E-MAIL:        Bernadette.Chen@conyersdillandpearman.com
6 Zhongguancun South Street                       OUR REF:       BC/kt/235988 (M#891191)
Beijing 100086                                    YOUR REF:
People's Republic of China
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Dear Sirs,

QIAO XING MOBILE COMMUNICATION CO., LTD. (THE "COMPANY")

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with a registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the "Commission") on March 27, 2007 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of the Company's ordinary shares without par value (the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the draft Registration Statement. We have also reviewed the memorandum of association and the articles of association of the Company, copies of the written resolutions of the sole member of the Company passed on March 19, 2007 and written resolutions of the directors of the Company passed on March 19, 2007 (together, the "Resolutions") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein.

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                                                          CONYERS DILL & PEARMAN

Qiao Xing Mobile Communication Co., Ltd.
April [  ], 2007

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purpose of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption "Taxation -- British Virgin Islands Taxation" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of the British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Taxation", "Enforcement of civil liabilities" and "Validity of securities" in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of
Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.



Yours faithfully,



CONYERS DILL & PEARMAN

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